UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2013

IDENIX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49839	45-0478605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

320 Bent Street Cambridge, MA		02141
(Address of principal executive offices)		(Zip Code)

(617) 995-9800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Idenix Pharmaceuticals, Inc. (the “Company”) held its annual meeting of stockholders on June 6, 2013. At the annual meeting, the stockholders elected all seven of the nominees of the Company’s Board of Directors for a term of one year and until his or her successor is duly elected and qualified. In addition, at the annual meeting, the stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2013.

The final voting results are set forth below:

a) The seven nominees for director were elected as follows:

Nominee	For	Withheld	Non-Votes
Wayne T. Hockmeyer, Ph.D.	85,880,263	24,594,326	10,081,641
Thomas R. Hodgson	87,850,421	22,624,168	10,081,641
Tamar D. Howson	85,831,512	24,643,077	10,081,641
Denise Pollard-Knight, Ph.D.	85,273,480	25,201,109	10,081,641
Ronald C. Renaud, Jr.	87,851,315	22,623,274	10,081,641
Anthony Rosenberg	88,041,948	22,432,641	10,081,641
Michael S. Wyzga	87,849,065	22,625,524	10,081,641

b) The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm the current fiscal year ending December 31, 2013 was approved as follows:

For:	120,197,244
Against:	216,212
Abstain:	142,774

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

IDENIX PHARMACEUTICALS, INC.

Date: June 10, 2013	By:	/s/Maria Stahl
Maria Stahl
Senior Vice President and General Counsel